CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about July 28, 1998, of our report dated February 13, 1998 appearing on page 35 of the 1997 Annual Report to Shareholders of Reuters Holdings PLC (predecessor to Reuters Group PLC), which is incorporated by reference in Reuters Group PLC Annual Report on Form 20-F for the year ended December 31, 1997.







/s/ Price Waterhouse

London, England                                            Chartered Accountants
July 22, 1998                                            and Registered Auditors